Exhibit 99.1

BakBone Corporate/Investor Relations

Karen Fisher

858-795-7525

karen.fisher@bakbone.com

BakBone Media Contact

Dani Kenison

858-795-7584

dani.kenison@bakbone.com

AN OPEN LETTER TO THE SHAREHOLDERS, CUSTOMERS AND

STRATEGIC PARTNERS OF BAKBONE SOFTWARE

BakBone Announces Final Stages of Financial Review Process

SAN DIEGO, CALIFORNIA – June 23, 2005

BAKBONE SOFTWARE (TSX: BKB; PK: BKBO) publishes its fourth open letter to shareholders, customers and strategic partners from president and CEO, Jim Johnson.

Dear Fellow Stakeholders:

We must once again come to our shareholders, customers and strategic partners to request their patience and trust in BakBone Software. The financial review process is taking longer than originally anticipated and will not be completed by our projected deadline of June 30.

Voluminous action items in the financial reporting process have been addressed by our internal global finance staff over the last several months. We have worked tirelessly to resolve the outstanding issues in our historical financial statements and to complete the preparation of our financial statements for all quarters and the full fiscal year 2005. Parallel to this work, our management team has devoted significant resources to our evaluation of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

As we near the end of June and our previously anticipated timeline to complete all outstanding financial reports, two new issues have been identified during the past several days requiring further internal analysis.

First, additional analysis and review is required in our EMEA (Europe, Middle East and Africa) region to determine the fair value of the various software components we sell there and the periods over which the related revenues will be recognized. Revenue previously recorded for this region will not go away, but a determination is being made to potentially reallocate amounts recognized in current financial periods to deferred revenue and recognized in future financial periods. This analysis affects not only current quarters not reported, but also prior and future financial periods. As discussed in previous communications, this analysis work is required prior to finalizing the revenue to be recognized in our financial statements.

Second, as reported at the end of fiscal year 2004, several large contracts were examined relating to revenue recognition and the determination of current and deferred revenue. During our ongoing review process, another major OEM contract is being re-analyzed for consistency with policies previously adopted recognizing revenue ratably over the term of the contract. Again, revenue already recognized for this OEM customer will not go away, but a determination is being made to potentially reallocate amounts recognized in current financial periods to deferred revenue and recognized in future financial periods. This analysis affects not only current quarters not reported, but also prior and future financial periods.

I know the most important question in the minds of our stakeholders is “What is the new timeline?” Our goal is to create a corporate environment that is transparent to our stakeholders. However, in view of the number of unknown factors and changes which may occur prior to publishing final financial reports, it would not be prudent for us and not in the best interest of our shareholders to disseminate additional financial information or a specific timeline at this time.

Knowing full well the approaching deadline, the BakBone management team thoroughly examined every avenue under the current circumstances to provide external audiences the information they want to know and need in order to be informed shareholders and partners.

In the absence of filing our financial statements, we believe the following financial data will provide further support of the fundamental financial strength of the Company. For the full fiscal year ended March 31, 2005, total worldwide bookings* were $37.5 million for the sale of software licenses and related maintenance contracts; and as of March 31, 2005, our accounts receivable balance was $7.9 million. As reported in previous communications, we continue to be debt free and the cash balance as of the end of May 2005 was $18.0 million. This is a reduction from our previously reported cash balance of $19.6 million as of March 31, 2005 which was the result of the initial payment for our annual D&O liability insurance renewal, certain significant capital equipment purchases, as well as expenses related directly to the SOX compliance review which has been expended during the last 60 days.

*	Bookings represent the total dollar value of contracts signed during the period. The revenue associated with bookings will be recognized in accordance with our revenue recognition policies.

To return to the opening of this letter, we once again ask for the patience of our stakeholders to bear with us while we complete the tasks ahead of us to ensure the financial and operational information provided to stakeholders is complete, accurate and beyond question. During the next several weeks, we will openly share with you our progress on a regular basis.

Section 404 Sarbanes-Oxley (SOX) Update

Under the supervision and with the participation of the Company’s management team and Audit Committee, BakBone is completing its evaluation of the effectiveness of its internal control over financial reporting as of March 31, 2005. The Company’s evaluation, as well as that of our independent auditors, will be included in the Company’s annual report on Form 10-K for the year ended March 31, 2005. Like many other companies, the process behind SOX 404 has been very expensive. Expenses relating specifically to our Sarbanes-Oxley compliance work were approximately $1.5 million during the year ended March 31, 2005 and may increase slightly over the next several months, however, we believe the majority of costs have been incurred for this project.

Strategic Vision and Growth Outlook

During this time of uncertainty with our shareholders, customers and strategic partners, it is critical that our stakeholders understand our continued focus on the enhancement of operational efficiencies, financial management and the growth prospects for BakBone Software.

Many of you know BakBone’s success is the quality of its NetVault product offerings. We are known as a leader in the Linux space, as well as Network Data Management Protocol or NDMP. Fortune 1000 customers, as well as international and domestic governmental entities, rely on the breadth and depth of NetVault and its award-winning capabilities in the data backup and recovery space. We have experienced tremendous growth during our five-year history, and over the past months we have explored several opportunities to increase the Company’s growth potential.

Specifically, the Company is executing its strategic vision on multiple fronts to provide comprehensive, heterogeneous data protection to meet the changing environments and requirements of our customers, strategic partners and the overall market. We have expanded NetVault’s platform support to include the growing Apple Macintosh enterprise environment. In addition, we recently introduced our support of Microsoft Windows Cluster Server environments. These capabilities will further strengthen the Company’s position in both of these expanding market segments.

In addition, NetVault provides customers with a solid foundation from which to implement a comprehensive data protection strategy. Currently, NetVault’s Application Plug-in Modules (APMs), it’s Virtual Tape Library (VTL), and disk-to-disk backup options give end-users the option to extend their data protection and leverage new technologies and processes. What is lacking in current backup software offered by other vendors is the integration of these functions. During the past several months, the Company has focused its resources to develop a product strategy that allows customers to automate and manage an integrated suite of data protection offerings from a single console. BakBone’s strategy will allow end-users to continue to expand the scope of their IT data protection strategy, leverage emerging storage and data protection technologies, and ultimately eliminate downtime and loss of data exposure.

We are confident the resources we have invested over the past year in research and development, as well as sales and marketing, will further the Company’s objective to grow its businesses and be a major player in the data protection market. All of us at BakBone Software are passionate about this business and its growth potential. We want you, our stakeholders, to share in the optimism of BakBone.

Sincerely,

Jim Johnson

President and CEO

Safe Harbor

This communication contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, any statements, express or implied, regarding BakBone’s anticipated timing for the completion of its financial statements and internal controls evaluation, anticipated expense levels, the Company’s growth prospects, growth in the market for the Company’s products and the prospects for continued liquidity in the Company’s stock. The potential risks and uncertainties may include, but are not limited to, risks that the review of our financial statements and internal controls evaluation will result in adjustments, which may be material, that the Company does not currently anticipate; risks that accounting issues other than those identified in this communication may cause additional delays or adverse consequences; risks that the review and filing of our financial statements may not be completed in accordance with our expectations as to timing; risks that our stock will not be relisted on the TSX or the OTCBB; competition in our target markets; potential capital needs; management of future growth and expansion; risk of third party claims of infringement; protection of proprietary information, customer acceptance of the Company’s products and fee structures; the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; risks associated with changes in domestic and international market conditions; and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in the current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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